MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)
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                                          For the Quarter Ended
In thousands, except               June 30,      Mar. 31,       June 30,
   dollar amounts                    1999         1999           1998
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OPERATING STATISTICS- DOMESTIC CABLE
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MediaOne Domestic Cable
Statistics
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  Homes Passed                     8,540        8,527         8,435
  Basic Video Customers            4,994        4,966         4,935
  Basic Video Customer
   Growth (Y/Y)                      1.2%         1.1%          1.5%
  Basic Video Penetration           58.5%        58.2%         58.5%

  High Speed Data Customers          140          114            39

  Telephone Customers                 26           17             1
  Telephone Lines                     36           22             2

Results Per Customer:
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  Video Monthly
   Revenue per Customer       $    42.85   $    42.45     $   40.31
  Total Monthly Broadband
   Revenue per Customer       $    44.46   $    43.93     $   40.84

  Video EBITDA Margin
   (with Year 2000 costs)           40.4%        41.1%         42.1%
  Total EBITDA Margin               37.3%        36.9%         39.1%

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Time Warner Entertainment (2)
  Homes Passed                    18,168       17,938        15,780
  Basic Video Customers           11,208       11,153         9,874
  High Speed Data
   Customers                         186          148            50
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(1) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions.
(2) MediaOne Group has 50% management control of TWE domestic broadband business and a 25.51% equity ownership.
    TWE numbers are as reported versus pro forma numbers.

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